Exhibit 10.6

AMENDMENT NO. 3 TO LOAN AGREEMENT

This AMENDMENT NO. 3 TO LOAN AGREEMENT (this "Amendment"), dated as of April 24, 2024, is entered into by and among ORION GROUP HOLDINGS, INC., a Delaware corporation ("Orion"), the Subsidiaries of Orion identified on the signature pages hereto as "Borrowers" (together with Orion, each, a "Borrower", and collectively "Borrowers"), the Lenders party hereto and WHITE OAK COMMERCIAL FINANCE, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, "Administrative Agent") and as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, "Collateral Agent", and the Administrative Agent together with the Collateral Agent, the "Agents", and each, an "Agent").

WHEREAS, the Borrowers, the several financial institutions from time to time party thereto as Lenders, and the Agents are parties to that certain Loan Agreement dated as of May 15, 2023 (as amended, restated, modified or supplemented from time to time, the "Loan Agreement");

WHEREAS, the Borrowers have requested that the Agents and the Lenders amend the Loan Agreement in certain respects, and Agents and the Lenders are willing to do so on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1.Defined Terms.  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Loan Agreement.
2.Amendments to Loan Agreement.  In reliance upon the representations and warranties of each Loan Party set forth in Section 4 below and subject to the satisfaction of the conditions to effectiveness set forth in Section 3 below, the Loan Agreement is hereby amended as follows:
(a)Section 1.01 of the Loan Agreement is hereby amended by adding the following defined terms in appropriate alphabetical order:

"Eligible Surety Bond Accounts" means Accounts that would constitute Eligible Accounts but for the fact that they are subject to priority subrogation rights in favor of surety bond providers (and such rights have not been exercised by a surety bond provider and no surety bond provider has undertaken performance, and there is no project default, with respect to any project associated with any such Account); provided, that if the amount of collections with respect to all Accounts created by the Borrowers for the previous twenty-eight day period divided by four (4) does not exceed $10,000,000, then no Accounts shall constitute Eligible Surety Bond Accounts.

"Q2 2024 Accommodation Period" means the period of time from the Third Amendment Effective Date through, and including, June 30, 2024.

"Surety Bond Accounts Formula Amount" means 90% of the Value of Eligible Surety Bond Accounts.

"Third Amendment Effective Date" means April 24, 2024.

4868-3483-9692 v.27473.112

(b)Section 1.01 of the Loan Agreement is hereby amended by amending and restating the following defined terms in their entirety as follows:

"Applicable Margin" means, as of any date of determination, with respect to any (a) Term Loan, seven percent (7.00%) per annum, and (b) Revolver Loan, the applicable margin set forth in the following table that corresponds to the Average Excess Revolver Availability of Borrowers for the most recently completed month (to be re-determined as of the first day of each month) and either Consolidated EBITDA (prior to the Covenant Toggle Date) or, Consolidated Fixed Charge Coverage Ratio (from and after the Covenant Toggle Date), of Borrowers for the most recently completed Fiscal Quarter for which financial statements and a certified calculation of Consolidated EBITDA and Consolidated Fixed Charge Coverage Ratio have been delivered pursuant to Section 6.01(a) or (b), as applicable, and Section 6.02(a) (to be re-determined as of the first day of each month, commencing with September 1, 2023, following the month in which such financial statements and Compliance Certificate are delivered):

Level	Average Excess Revolver Availability, Consolidated EBITDA and Consolidated Fixed Charge Coverage Ratio	Applicable Margin for Revolver Loans not predicated on the Surety Bond Accounts Formula Amount	Applicable Margin for Revolver Loans predicated on the Surety Bond Accounts Formula Amount
I

Average Excess Revolver Availability of ≥ $35,000,000 and Consolidated EBITDA (prior to the Covenant Toggle Date) of ≥ the Applicable Level I EBITDA Threshold, and Consolidated Fixed Charge Coverage Ratio (from and after the Covenant Toggle Date) of ≥ 1.20:1.00 (collectively, the "Level I Requirements")

		4.75 percentage points	5.25 percentage points
II	Average Excess Revolver Availability of ≥ $20,000,000, and Consolidated EBITDA (prior to the Covenant Toggle Date) of ≥ the	5.00 percentage points	5.50 percentage points

Applicable Level II/III EBITDA Threshold and Consolidated Fixed Charge Coverage Ratio (from and after the Covenant Toggle Date) of ≥ 1.00:1.00, and the Level I Requirements are not met
III

Average Excess Revolver Availability of < $20,000,000, Consolidated EBITDA (prior to the Covenant Toggle Date) of < the Applicable Level II/III EBITDA Threshold, or Consolidated Fixed Charge Coverage Ratio (from and after the Covenant Toggle Date) of < 1.00:1.00

		5.25 percentage points	5.75 percentage points

Average Excess Revolver Availability shall be calculated by Administrative Agent based on the Borrowing Base Reports delivered by Administrative Borrower during the preceding Fiscal Month, and the Consolidated EBITDA and Consolidated Fixed Charge Coverage Ratio shall be reported by the Borrowers in each Compliance Certificate delivered for a Fiscal Quarter end in accordance with Section 6.02(a); provided, however, that solely for purposes of determining the Applicable Margin, the Consolidated Fixed Charge Coverage Ratio shall be based on a Semi-Annual Test Period.  Any increase or decrease in the Applicable Margin resulting from a change in Average Excess Revolver Availability and/or the Consolidated EBITDA or Consolidated Fixed Charge Coverage Ratio, as applicable, shall become effective as of the first calendar day of each Fiscal Month; provided, that if the Borrowing Base Reports (including any required financial information in support thereof), annual or quarterly financial statements or Compliance Certificates are not delivered when due, then Level III shall apply until such time as such Borrowing Base Reports and supporting information, financial statements and Compliance Certificates, as applicable, are delivered.  In the event that the information regarding the Consolidated EBITDA or the Consolidated Fixed Charge Coverage Ratio contained in any Compliance Certificate delivered pursuant to Section 6.02(a) is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an "Applicable Period") than the Applicable Margin actually applied for such Applicable Period, then (i) Borrowers shall immediately deliver to Administrative Agent a correct Compliance Certificate for such Applicable Period, (ii) the Applicable Margin shall be determined as if the correct Applicable Margin (as set forth in the table above) were applicable for such Applicable Period, and (iii) Borrowers shall immediately deliver to Administrative Agent full payment in respect of the accrued additional interest as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by Administrative Agent to the affected Obligations.  Any adjustment in the Applicable Margin shall be applicable to all Revolver

Loans then existing or subsequently made during the applicable period for which the relevant Applicable Margin applies.

"Capital Expenditures" means, with respect to any Person, all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases that is capitalized on the balance sheet of such Person including in connection with a sale leaseback transaction) by such Person for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that are required to be capitalized under GAAP on a balance sheet of such Person.  For purposes of this definition, but without duplication: (a) the amount of any Capital Expenditure in connection with the purchase of any of equipment that is purchased simultaneously with the trade-in of existing equipment owned by such Person thereof or with insurance proceeds shall be the result of (i) the gross amount of the purchase price, minus (ii) the credit granted by the seller of such equipment for such equipment being traded in at such time, or the amount of such proceeds, as the case may be; (b) Capital Expenditures shall be offset (but not to an amount less than zero) by (1) the amount of sale proceeds (excluding gains) from the East West Jones Sale (to the extent consummated during the applicable TFQ Test Period and prior to June 30, 2024 and up to an amount not to exceed $10,000,000 of the Net Cash Proceeds of such sale); provided, that proceeds from the East West Jones Sale shall only offset Capital Expenditures for the purpose of determining compliance with the financial covenant set forth in Section 6.13(a), and (2) any other Disposition of fixed or capital assets or additions to equipment (other than any such proceeds of the Specified Sale Leaseback Transactions or any other Specified Asset Disposition) that are not otherwise treated as a credit pursuant to the foregoing clause (a) or attributable to an exclusion from Capital Expenditures pursuant to the following clause (c), and (c) the following shall not constitute "Capital Expenditures": (i) an acquisition to the extent made with the proceeds of a Disposition in accordance with Section 7.05(c), (ii) expenditures to the extent that they are made to effect leasehold improvements to any property leased by such Person as lessee, to the extent that such expenses have been reimbursed in cash by the landlord that is not a Loan Party or a Subsidiary thereof, (iii) expenditures to the extent that they are actually paid for by a third party (excluding any Loan Party or any Subsidiary thereof) and for which no Loan Party or any Subsidiary thereof has provided or is required to provide or incur, directly or indirectly, any consideration or monetary obligation to such third party or any other person (whether before, during or after such period), (iv) [reserved], and (v) expenditures financed with the proceeds of capital contributions to, or issuances of qualified Equity Interests by, Orion that are received by Orion substantially contemporaneously with the making of such expenditure.

"Cash Dominion Event" means the occurrence of either of the following: (a) the occurrence and continuance of an Event of Default or (b) (i) during the Q2 Accommodation Period, Liquidity falls below $10,000,000 at any time, or (ii) at all other times, Liquidity falls below (x) $10,000,000, at any time, (y) $20,000,000, as of the second consecutive date of delivery of a Borrowing Base Certificate reflecting Liquidity of less than $20,000,000, or (z) $20,000,000, at any time, and Borrowers, in their sole and absolute discretion in the case of this clause (z), direct Administrative Agent that a Cash Dominion Event has occurred and a Cash Dominion Period has commenced.

"Cash Dominion Period" means the period commencing after the occurrence of a Cash Dominion Event and continuing until the date when (i) no Event of Default shall exist and be continuing, and (ii) Liquidity is greater than $20,000,000 for 30 consecutive days (or $10,000,000 for 30 consecutive days during the Q2 Accommodation Period).

"Consolidated Fixed Charge Coverage Ratio" means, as of the last day of any TFQ Test Period, in each case determined on a consolidated basis in accordance with GAAP, subject to Section 1.02(f), the ratio of: (a) the result for such period of (without duplication): (i) Consolidated EBITDA; minus (ii) all payments in cash for taxes on or measured by income made by Orion and its Subsidiaries (including any amounts paid as Tax Distributions); minus (iii) Capital Expenditures actually made in cash by Orion and its Subsidiaries (net of any insurance proceeds, condemnation award or proceeds relating to any financing with respect to such expenditures); minus (iv) Restricted Payments (without duplication of Restricted Payments on account of Tax Distributions to the extent already accounted for in clause (ii) above) paid in cash by any Loan Party to any Person that is not a Loan Party to (b) the sum for such period of (without duplication): (i) Consolidated Interest Expense (excluding non-cash amortization of the cost of Debt); plus (ii) the aggregate amount of scheduled principal payments actually made or required to be made on the Loans; plus (iii) without duplication, all scheduled principal payments and all principal payments made for future periods made with respect to Capital Leases and other Debt (other than the Obligations).  The Consolidated Fixed Charge Coverage Ratio will be calculated on a pro forma basis in a manner to be mutually and reasonably agreed upon by Agents and Orion to give effect to any redemptions or repayments of Debt as though such redemption or repayment occurred as of the first day of the applicable period.

"Make-Whole Amount" means in connection with any Prepayment Event, in each case, with respect to (x) all or any portion of the outstanding principal balance of the Term Loan: (a) if such event occurs (i) prior to the first anniversary of the Third Amendment Effective Date, the Term Loan Minimum Interest Amount; (ii) on or after the first anniversary of the Third Amendment Effective Date but prior to the second anniversary of the Third Amendment Effective Date, two percent (2.0%) of the amount of the Term Loans subject to such Prepayment Event; (iii) on or after the second anniversary of the Third Amendment Effective Date but prior to the third anniversary of the Third Amendment Effective Date, one half of one percent (0.5%) of the amount of the applicable Term Loans subject to such Prepayment Event; and (iv) on or after the third anniversary of the Third Amendment Effective Date, no Make-Whole Amount is applicable and (y) any reduction or termination of the Revolver Commitments: (a) if such event occurs (i) prior to the first anniversary of the Third Amendment Effective Date, the Revolver Minimum Interest Amount; (ii) on or after the first anniversary of the Third Amendment Effective Date but prior to the second anniversary of the Third Amendment Effective Date, two percent (2.0%) of the amount of the Revolver Commitments subject to such Prepayment Event; (iii) on or after the second anniversary of the Third Amendment Effective Date but prior to the third anniversary of the Third Amendment Effective Date, one half of one percent (0.5%) of the amount of the Revolver Commitments subject to such Prepayment Event; and (iii) on or after the third anniversary of the Third Amendment Effective Date, no Make-Whole Amount is applicable.

"Revolver Borrowing Base" means on any date of determination, the result of (i) an amount equal to the lesser of (A) the aggregate Revolver Commitments and (B) the sum of (1) the Accounts Formula Amount, plus (2) the lesser of (x) $25,000,000 and (y) the sum of the Retainage Accounts Formula Amount plus the Unbilled Retainage Accounts Formula Amount, plus (3) the Specified Overadvance, plus (4) the lesser of (x)

$10,000,000 and (y) the Surety Bond Accounts Formula Amount, minus (ii) the Revolver Availability Reserve.

"Revolver Commitment Termination Date" means the earliest to occur of (a) May 15, 2027; (b) the date on which the Revolver Commitments are permanently reduced to zero pursuant to Section 2.01(b); and (c) the date on which the Revolver Commitments are terminated pursuant to Section 2.01(b)(iii).

"Term Loan Maturity Date" means the earlier of (i) May 15, 2027 and (ii) the date that all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

(c)Section 2.02 is hereby amended by adding a new clause (f) immediately following clause (e) therein as follows:

(f) Obligations Predicated on the Surety Bond Accounts Formula Amount. For purposes of calculating interest, Revolving Loans shall be deemed predicated on clause (i)(B)(4) of the definition of "Revolver Borrowing Base" only after giving effect to the other components of the Revolver Borrowing Base.

(d)Section 2.03(c)(vii) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(vii) Specified Prepayment. On or prior to the earlier of (i) June 30, 2024 and (ii) the date that is three (3) Business Days after (and in any event, promptly) after receipt of Net Proceeds in respect of the East and West Jones Sale, the Borrowers shall make one or more mandatory prepayments of the Term Loans (collectively, the "Specified Prepayment") designated by Borrowers to be in respect of the prepayment required by this Section 2.03(c)(vii) (and not in respect of any other mandatory prepayment required by this Section 2.03(c)) in increments of not less than $1,000,000 for any Specified Prepayment, and in an aggregate amount for all Specified Prepayments equal to $10,000,000 (which shall not be subject to the payment of the Make-Whole Amount).

(e)Section 4.02(e) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(e) Liquidity Triggers. Liquidity falls below $20,000,000 (or, during the Q2 2024 Accommodation Period, $10,000,000) at any time, and Borrowers shall not have directed Administrative Agent to commence a Cash Dominion Period.

(f)Section 6.02(e) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(e) Project Defaults. On the fifth (5th) day of each month (or if such day is not a Business Day, the next Business Day), a written report stating that there are no, and during the previous month have not been any, project defaults in respect of projects backed by surety bonds or a detailed description of each project default in respect of projects backed by surety bonds at the time such report is delivered and during the previous month.

(g)Section 6.03(h) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(h) Significant Surety Bond Events. Immediately upon any Responsible Officer becoming aware of any actual or threatened performance undertaken by a surety bond provider or any project default on a project backed by surety bonds, written notice of such event together with any additional information the Administrative Agent may require.

(h)Section 6.13(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(a)     Consolidated Fixed Charge Coverage Ratio. The Loan Parties and their Subsidiaries, on a consolidated basis, shall maintain, as of the end of each Fiscal Quarter for the applicable TFQ Test Period then ended, a Consolidated Fixed Charge Coverage Ratio of not less than the required amount set forth opposite thereto in the following table:

Period	Fixed Charge Coverage Ratio
TFQ Test Period ended March 31, 2024	1.00:1.00
TFQ Test Period ended June 30, 2024	1.00:1.00
TFQ Test Period ended September 30, 2024	1.00:1.00
TFQ Test Period ended December 31, 2024	1.00:1.00
TFQ Test Period ending March 31, 2025 and each TFQ Test Period thereafter	1.10:1.00

(i)Section 6.13(d) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(d) [Reserved]

(j)Section 6.13(e) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(e)     Minimum Liquidity. The Loan Parties and their Subsidiaries shall maintain Liquidity of greater than $15,000,000 at all times; provided, that during the Q2 2024 Accommodation Period, the Loan Parties and their Subsidiaries shall only be required to maintain Liquidity of greater than $10,000,000 at all times.

(k)Section 8.02(d)(iii) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(iii)  No Loan Party shall have the right to specify the order or the accounts to which Administrative Agent shall allocate or apply any payments required to be made by any Loan Party to Administrative Agent on behalf of Revolver Lenders or otherwise received by Administrative Agent on behalf of Revolver Lenders under this Agreement when any such allocation or application is not specified elsewhere in this Agreement. Whenever a payment is to be applied to a Revolver Loan pursuant to this Agreement, such payment shall first be applied to the Outstanding Amount of the Revolver Loans predicated on the Surety Bond Accounts Formula Amount until such portion of the Revolver Loans is Paid in Full and second shall be applied to Outstanding Amount of the Revolver Loans not predicated on the Surety Bond Accounts Formula Amount until such time as the Outstanding Amount of such Revolver Loans has been Paid in Full. For purposes of determining the application of any payment to the Revolver Loans, Revolving Loans shall be deemed predicated on clause (i)(B)(4) of the definition of "Revolver Borrowing Base" only after giving effect to the other components of the Revolver Borrowing Base.

3.Conditions to Effectiveness.  This Amendment shall become effective on the Third Amendment Effective Date upon the satisfaction of the following conditions precedent, each in form and substance acceptable to Administrative Agent:
(a)Administrative Agent's receipt of a copy of this Amendment executed by each Borrowers, the Lenders and each Agent;
(b)the representations and warranties contained herein shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).
4.Representations and Warranties.  In order to induce each Agent and the Lenders to enter into this Amendment, each Borrower hereby represents and warrants to each Agent and the Lenders that:
(a)all representations and warranties of the Loan Parties contained in the Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date);

(b)both before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing; and
(c)this Amendment constitutes legal, valid and binding obligation of such Borrower, and is enforceable against such Borrower, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws of general application affecting enforcements of creditors' rights or general principles of equity.
5.Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or any Agent under the Loan Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other Loan Document, all of which shall remain unchanged and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other Loan Document in similar or different circumstances.
6.Reaffirmation and Confirmation.  Each Loan Party hereby ratifies, affirms, acknowledges and agrees that the Loan Agreement and the other Loan Documents to which it is a party represent the valid, enforceable and collectible obligations of such Loan Party, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Loan Agreement or any other Loan Document.  Each Loan Party hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations.  The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by each Loan Party in all respects.
7.Release.
(a)In consideration of the agreements of Agents and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agents and the Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (each Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any such Loan Party or any of their respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever in relation to, or in any way in connection with any of the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto which arises at any time on or prior to the day and date of this Amendment.
(b)Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
(c)Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
8.Miscellaneous.
(a)Expenses.  Each Borrower agrees to pay on demand all reasonable out-of-pocket expenses incurred by Agents in connection with the preparation, negotiation, execution and delivery of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.  All obligations provided in this Section 8(a) shall survive any termination of the Loan Agreement.
(b)Choice of Law and Venue; Jury Trial Waiver; Judicial Reference Section.  Without limiting the applicability of any other provision of the Loan Agreement or any other Loan Document, the terms and provisions set forth in Section 10.16 (Governing Law; Jurisdiction; Etc.) and Section 10.17 (Waiver of Right to Jury Trial) of the Loan Agreement are expressly incorporated herein by reference.
(c)Counterparts.  This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.  Delivery of an executed counterpart hereto by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.
(d)Loan Document.  Each Borrower hereby acknowledges and agrees that this Amendment is a Loan Document.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

, a Delaware corporation Name: _______________________________________Title: ________________________________________
"BORROWERS": ORION GROUP HOLDINGS INC., a Delaware corporation By: /s/ Travis Boone Name: Travis Boone Title: CEO
ORION MARINE CONSTRUCTION INC., a Florida corporation By: /s/ Travis Boone Name: Travis Boone Title: CEO
ORION INDUSTRIAL CONSTRUCTION, LLC, a Louisiana limited liability company By: /s/ Travis Boone Name: Travis Boone Title: CEO
SSL SOUTH, LLC, a Florida limited liability company By: /s/ Travis Boone Name: Travis Boone Title: CEO
ORION GOVERNMENT SERVICES, LLC, a Washington limited liability company By: /s/ Travis Boone Name: Travis Boone Title: CEO
INDUSTRIAL CHANNEL AND DOCK COMPANY, a Texas corporation By: /s/ Travis Boone Name: Travis Boone Title: CEO

Signature Page to Amendment No. 3 to Loan Agreement

COMMERCIAL CHANNEL AND DOCK COMPANY, a Texas corporation

By: /s/ Travis Boone
Name: Travis Boone
Title: CEO

T.LAQUAY DREDGING, LLC, a Texas limited liability company

By: /s/ Travis Boone
Name: Travis Boone
Title: CEO

KING FISHER MARINE SERVICE, LLC, a Texas limited liability company

By: /s/ Travis Boone
Name: Travis Boone
Title: CEO

ORION CORPORATE SERVICES, LLC, a Texas limited liability company

By: /s/ Travis Boone
Name: Travis Boone
Title: CEO

ARTEMIS BUSINESS SOLUTIONS, LLC, a Louisiana limited liability company

By: /s/ Travis Boone
Name: Travis Boone
Title: CEO

ORION ADMINISTRATIVE SERVICES, INC., a Texas corporation

By: /s/ Travis Boone
Name: Travis Boone
Title: CEO

EAST & WEST JONES PLACEMENT AREAS, LLC, a Texas limited liability company

By: /s/ Travis Boone
Name: Travis Boone
Title: CEO

Signature Page to Amendment No. 3 to Loan Agreement

PREFERRED TOOL SERVICES, INC., a Texas corporation

By: /s/ Travis Boone
Name: Travis Boone
Title: CEO

ORION MARINE GROUP, LLC, a Texas limited liability company

By: /s/ Travis Boone
Name: Travis Boone
Title: CEO

ORION MARINE CONTRACTORS, INC., a Delaware corporation

By: /s/ Travis Boone
Name: Travis Boone
Title: CEO

SCHNEIDER E&C COMPANY, INC., a Florida corporation

By: /s/ Travis Boone
Name: Travis Boone
Title: CEO

ORION CONCRETE CONSTRUCTION, LLC, a Delaware limited liability company

By: /s/ Travis Boone
Name: Travis Boone
Title: CEO

TAS CONCRETE CONSTRUCTION LLC, a Delaware limited liability company

By: /s/ Travis Boone
Name: Travis Boone
Title: CEO

TONY BAGLIORE CONCRETE, INC., a Texas corporation

By: /s/ Travis Boone
Name: Travis Boone
Title: CEO

Signature Page to Amendment No. 3 to Loan Agreement

T.A.S. COMMERCIAL CONCRETE SOLUTIONS, LLC, a Texas limited liability company

By: /s/ Travis Boone
Name: Travis Boone
Title: CEO

T.A.S. PROCO, LLC, a Texas limited liability company

By: /s/ Travis Boone
Name: Travis Boone
Title: CEO

MISENER MARINE CONSTRUCTION, INC., a Georgia corporation

By: /s/ Travis Boone
Name: Travis Boone
Title: CEO

ORION CONSTRUCTION, LLC, a Texas limited liability company

By: /s/ Travis Boone
Name: Travis Boone
Title: CEO

Signature Page to Amendment No. 3 to Loan Agreement

AGENTS:
WHITE OAK COMMERCIAL FINANCE, LLC, a Delaware limited liability company, as Administrative Agent and Collateral Agent By: /s/ Thomas K. Otte Name: Thomas K. Otte Title: CEO

Signature Page to Amendment No. 3 to Loan Agreement

LENDERS:

WHITE OAK ABL, LLC, a Delaware limited liability company, as attorney-in-fact for each of the Lenders so identified on Schedule 2.01(a) to the Agreement

By: /s/ Thomas K. Otte
Name: Thomas K. Otte

Title: Manager

WHITE OAK COMMERCIAL FINANCE, LLC, not in its individual capacity but as attorney-in-fact for all Revolving Lenders By: /s/ Thomas K. Otte Name: Thomas K. Otte Title: CEO

Signature Page to Amendment No. 3 to Loan Agreement